UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2011

GigOptix, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	333-153362	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Geng Road, Suite 250, Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 424-1937

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed in our Current Report on Form 8-K filed on March 4, 2011, in or about November 2008, an entity named DBSI Inc., which at the time was the beneficial owner of membership units in a predecessor of GigOptix, Inc. (“GigOptix”), and which in December 2008 converted into 1,715,161 shares of GigOptix’ common stock (all of which are now held by the DBSI Liquidating Trust), filed for bankruptcy in the United States Bankruptcy Court for the District of Delaware (Case No. 08-12687 (PJW)). GigOptix understands that an affiliate of the DBSI Liquidating Trust, the DBSI Estate Litigation Trust, is currently evaluating claims that it may assert against a number of entities, including GigOptix and/or its predecessors and affiliates. In November 2010, GigOptix entered into tolling agreements with the trustee of the DBSI Estate Litigation Trust to allow the parties to continue discussions in an attempt to avoid litigation. On March 3, 2011, GigOptix agreed to extend the expiration of the tolling agreements to April 21, 2011. GigOptix’ management has engaged in discussions with the trustee regarding whether the DBSI Estate Litigation Trust has any claims against GigOptix, and intends to vigorously defend any claims made against GigOptix. In that regard, GigOptix has proposed to the trustee a mediation in mid-May 2011. On March 29, 2011, counsel to the DBSI Estate Litigation Trust and the DBSI Liquidating Trust rejected this proposal, stated a willingness to discuss settlement outside of the context of mediation until such time as they filed litigation, and otherwise indicated an intention to file litigation.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

GIGOPTIX, INC.

By:	/s/ Dr. Avi Katz
Dr. Avi Katz
Chief Executive Officer

Date: March 30, 2011